UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower
Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Open Market Sale AgreementSM

On March 3, 2022, Wave Life Sciences Ltd. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Open Market Sale AgreementSM, dated May 10, 2019 (the “Original Agreement”), as amended by Amendment No. 1, dated as of March 2, 2020 (“Amendment No. 1” and together with the Original Agreement, the “Sales Agreement”), it entered into with Jefferies LLC, as sales agent. Amendment No. 2 will be effective when the Company’s shelf registration statement on Form S-3 (File No. 333-263251) (the “New Registration Statement”) is declared effective by the Securities and Exchange Commission.

Before being amended by Amendment No. 2, the Sales Agreement provided for the sale and issuance of the Company’s ordinary shares, no par value per share (the “Shares”), in an “at-the-market” offering (the “ATM Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231382) (the “Existing Registration Statement”), which includes an ATM Offering prospectus, dated May 1, 2020, providing for the sale of up to $250 million of the Shares in the ATM Offering. To date, the Company has issued and sold 16,782,029 Shares under the Sales Agreement for gross proceeds of approximately $118 million. Shares may continue to be sold under the Sales Agreement pursuant to the Existing Registration Statement until the effective date of the New Registration Statement pursuant to the terms of Amendment No. 2.

Amendment No. 2 to the Sales Agreement provides for the issuance and sale of the Shares in the ATM Offering under the New Registration Statement, once it is declared effective, pursuant to an ATM Offering prospectus, which is included in the New Registration Statement. The ATM Offering prospectus provides for the sale of up to approximately $132 million of the Shares remaining that have not yet been issued or sold in the ATM Offering under the New Registration Statement.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated March 3, 2022, to the Open Market Sale Agreement, dated as of May 10, 2019, by and between Wave Life Sciences Ltd. and Jefferies LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date:        March 3, 2022